Exhibit 10.1
[Letterhead of Robinhood Markets, Inc.]

August 1, 2022

Aparna Chennapragada
[street address]
[City], CA [ZIP code]
United States of America

Dear Aparna:
As we have discussed, you will be separating from employment with Robinhood Markets, Inc. (the “Company”). This letter agreement (this “Agreement”) confirms our agreement regarding your separation from employment.
1.Transitional Employment. If you do not execute this Agreement, then your last day as an employee of the Company will be August 2, 2022. If you do execute this Agreement, your last day as an employee of the Company will be January 2, 2023. Until August 2, 2022, you will continue to serve as the Company’s Chief Product Officer. From August 2, 2022 through January 2, 2023 (the “Transition Period”), you will continue to serve as an employee of the Company in an advisory role reporting to the CEO or his designee but will no longer serve as Chief Product Officer or as an executive officer of the Company and will no longer have the authority to bind the Company in any manner. During the Transition Period, you will continue to have a duty of loyalty and fiduciary duty to the Company and may not be terminated except for cause, as defined in the February 18, 2021 offer letter from Vlad Tenev to you. During the Transition Period, your outstanding equity awards will continue to vest on their current vesting schedules (and, for the avoidance of doubt, any awards that remain unvested as of your Separation Date will be forfeited). For purposes of clarity, your last day as an employee of the Company will be referred to as your “Separation Date.”
2.Final Wages. On or after the Separation Date (as applicable), the Company will pay you all salary and accrued, unused paid time off earned through the Separation Date, less standard payroll deductions and withholdings. You are entitled to this payment even if you do not sign this Agreement.
3.Separation Benefits. After your Separation Date and as additional consideration for signing this Agreement (including the Supplemental Agreement) and not revoking the Supplemental Agreement (Attachment A to this Agreement) and complying with the terms of this Agreement, the Company will (a) provide you with a lump sum Separation Payment of $550,000 (equal to 12 months of your current base salary, which will be paid to you no later than 20 days following your Execution of the Supplemental Agreement if you sign this Agreement (including the Supplemental Agreement) and do not revoke the Supplemental Agreement) and (b) provide you with a lump sum payment equal to twelve months of the monthly premiums for continued health insurance benefits coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or “COBRA,” on an after-tax basis. You will not be eligible for a pro-rata bonus payment for 2023. Notwithstanding the Separation Date, you will be permitted to remain an
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eligible participant in the Board Approved FY22 Senior Leadership Team Bonus Plan and eligible for bonus payout on the regularly scheduled timeframe if a bonus is earned and paid pursuant to the terms of the plan and as determined by the People and Compensation Committee of the Robinhood Board of Directors. The Separation Benefits satisfy any rights that you may have had under the Company’s Change in Control and Severance Plan for Key Employees or any separation benefits under any individual agreement to which you are a party. The Separation Benefits hereunder will be less applicable taxes and deductions and will be included on an applicable Form W-2 issued by the Company.
4.Health Insurance. Your health insurance coverage will terminate on the last day of the month in which the Separation Date occurs. At that time, you will be eligible to continue your group health insurance benefits at your own expense, subject to the terms and conditions of the benefit plan(s), federal and state COBRA laws, and, as applicable, state insurance laws. You will receive additional information regarding your right to elect continued coverage under COBRA in a separate communication. It will be your sole responsibility to timely enroll in COBRA and to make all applicable payments to continue your group health insurance coverage.
5.Your Release of All Claims. In consideration for receiving the Separation Benefits described in this Agreement, which you acknowledge you are not otherwise entitled to receive, you hereby release, waive, acquit and forever discharge the Company and its past and present officers, directors, employees, investors, shareholders, agents, administrators, attorneys, predecessors, successors, parent entities, subsidiaries, divisions, assigns, and affiliates (the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, omissions, or conduct occurring at any time prior to and including the date you sign this Agreement (the “Released Claims”). The Released Claims include, without limitation: any and all claims arising from or relating to your employment relationship with the Company and the termination of that relationship; any and all claims for wrongful discharge of employment, termination in violation of public policy, constructive discharge, negligent hiring, retention or supervision, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, unjust enrichment, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; any and all claims for wages, bonuses, commissions, overtime, vacation pay, severance pay, ownership interests in the Company or any other form of compensation of any kind, as to which you have considered and agree that there is a good-faith dispute as to whether such wages are due, and, based on this good-faith dispute, you release and waive any and all claims regarding any alleged unpaid wages and any corresponding premiums, penalties, interest, or attorneys’ fees, in exchange for the Separation Benefits provided in this Agreement; any and all claims for discrimination, harassment, and retaliation; and any all claims for attorneys’ fees and costs.
The Released Claims also include, without limitation, any and all claims arising under any federal, state or municipal constitution, statute, regulation, ordinance, and common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, 42 U.S.C. section 1981, the Employee Retirement Income Security Act of 1974, the
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National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Constitution, the California Labor Code, the Private Attorneys General Act (Labor Code § 2698 et seq.), any applicable California Industrial Welfare Commission Wage Order, the California Fair Employment and Housing Act, the California Family Rights Act, the Pregnancy Disability Leave law, the Healthy Workplaces Healthy Families Act of 2014, the California Worker Adjustment and Retraining Notification Act and California Business and Professions Code section 17200, the Florida Civil Rights Act, the Florida Whistleblower Act, the Florida Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim, the Florida Wage Discrimination Law, the Florida Equal Pay Law, the Florida AIDS Act, the Florida Discrimination on the Basis of Sickle Cell Trait Law, the Florida Wage Payment and Minimum Wage Statutes, the Florida Domestic Violence Leave Law, the Texas Labor Code, the Texas Payday Act, the Texas Anti-Retaliation Act, the Texas Whistleblower Act, the Texas Commission on Human Rights Act, the Texas Minimum Wage Act, the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Corrections Law, the New York Labor Law, the New York Civil Rights Law, the New York Administrative Code, the New York City Human Rights Law, the New York Hours of Labor Law, the New York Wage Payment Law, the New York Minimum Wage Act, the New York Whistleblower Law, the New York Off-Duty Conduct Lawful Activities Discrimination Law, the New York Worker Adjustment and Retraining Notification Act, New York Paid Family Leave, the North Carolina Wage and Hour Act, the North Carolina Equal Employment Practices Act, the North Carolina General Statutes, the North Carolina Administrative Code, the Colorado Anti-Discrimination Act, the Colorado Wage Act, the Colorado Healthy Families and Workplaces Act, the Colorado Equal Pay for Equal Work Act, the Colorado Revised Statutes, the Arizona Civil Rights Act, Arizona Earned Paid Sick Time, and the Arizona Revised Statutes.
The Released Claims do not include claims which may not be released without judicial or government supervision; claims for workers’ compensation benefits or unemployment insurance benefits; claims to compensation set forth in this Agreement; any claims related to vested rights under the Company’s 401(k) plan; or any rights or claims that cannot be waived as a matter of law. In addition, nothing in this Agreement shall be construed to (i) waive claims or rights that may arise after the date you sign this agreement, including for breach of this Agreement; (ii) limit or affect your right to challenge the validity of the release in this Agreement under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act; (iii) in any way interfere with your right and responsibility to give truthful testimony under oath; (iv) waive, limit, release, or discharge any claims under indemnification rights you have against the Company whether pursuant to charter or governing documents (including bylaws, operating agreements, and all similar documents) of the Company or any of its affiliates, any written agreement to which Employee is a party or is a third party beneficiary that provides for indemnity and/or advancement of legal fees and expenses or under any applicable general liability or other insurance policy; or (v) affect or limit your right to seek contribution or equitable indemnity against any of the Released Parties or your rights as a stockholder of the Company.
You agree that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released. You represent and warrant that you have not assigned or given away any of the Released Claims.
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6.Your Waiver of Unknown Claims. In granting the release herein, you understand and agree that this Agreement includes a release of all claims known or unknown, suspected or unsuspected, and your release of claims is intended to release all Released Claims you may have against the Released Parties, even if you are not aware of them, and even if knowledge of the existence of the claims would have materially affected your acceptance of this Agreement. Accordingly, you hereby expressly waive the protection of California Civil Code Section 1542 and any other analogous rule or principle of law. Section 1542 of the California Civil Code states:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
In the event that you do not understand the waiver of your rights under Section 1542 of the California Civil Code or its legal effect on you, you should talk to a lawyer.
7.The Company’s Release of Known Claims. The Company is unaware of any claims it may have against you under any statute or common law. On that basis, and in consideration of the promises and releases in this Agreement, and for other good and valuable consideration, the Company hereby completely releases, acquits, and forever discharges you and your heirs, agents and counsel (“Employee Parties”) from any and all claims, demands, judgments, actions, suits, agreements, contract or indemnity claims, costs (including attorney’s fees), expenses, liabilities, causes of action, whether class, individual, or otherwise that the Company now has arising out of any and all known events, injuries, damages, and consequences thereof in any way arising out of or relating in any way to any act or omission by you or any matter from the beginning of time until the Agreement is signed by you. Based on events that are known at this time, the Company promises it has not and will not bring any claims, causes of action, lawsuits, actions, or administrative actions against the Employee Parties and releases you from any and all claims. However, the Company does not release you from any claims about which it presently does not have knowledge.
8.Tax Matters. You and the Company intend that all payments made under this Agreement are exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. In no event will the Company reimburse you for any taxes or other penalties that may be imposed on you as a result of Section 409A and you shall indemnify the Company for any liability that arises as a result of Section 409A.
9.Expense Reimbursement. You agree that, within 10 days of the date of this Agreement, you will submit your final documented expense reimbursement statement reflecting any business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for your reasonable and necessary business expenses pursuant to its regular business practice. You agree and acknowledge that you have no other unreimbursed business expenses arising out of your employment with the Company.
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10.Continuing Obligations. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement entered into by and between you and the Company (the “PIIA Agreement”), which, among other things, prohibits disclosure of any confidential or proprietary information of the Company and solicitation of Company employees.
Notwithstanding any provisions in this Agreement or the PIAA Agreement related to the unauthorized use or disclosure of trade secrets, you are hereby notified that, pursuant to the Defend Trade Secrets Act of 2016, you cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law. You also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
11.Confidentiality and Non-Disparagement. You agree that you will not make any statement in connection with any coverage by the news or entertainment media, in any release to the news or entertainment media, in any Internet or social media posting, website, “blog,” or podcast that is inconsistent with the Form 8-K to be filed by the Company on August 3, 2022. You further agree that, in the event you disclose confidential information protected by this Section to members of your family, you will instruct those individuals not to disclose the information. Any disclosure of confidential information protected by this Section by a member of your family will constitute a breach of this Agreement.
The Company agrees that it will not make any statements about your employment with the Company or the termination of your employment that are inconsistent with the information provided in the Company’s Form 8-K filed by the Company on August 3, 2022.
Other than what is provided in Section 14, or if compelled by a valid subpoena or court order, you and the Company mutually agree not to make any disparaging, negative, or derogatory remarks about the other, or about our respective products, services, business processes, procedures, methods, policies, practices, standards of business conduct, or research and development. Except as otherwise requested by you, in response to inquiries from prospective employers regarding you, the Company shall provide only your title, dates of employment and, with your written permission, your salary. The specific representatives of the Company bound by this non-disparagement clause are: Vlad Tenev; Baiju Bhatt; Caleb Sima; Dan Gallagher; Gretchen Howard; Jason Warnick; Jessica Woods; Kyle Matson; and Surabhi Gupta. Nothing in this Agreement prevents you from engaging in conduct protected under Business and Professions Code Section 16600 after the Separation Date of January 2, 2023 or by Section 7 of the National Labor Relations Act, such as lawful discussions about wages, hours, or working conditions.
You and the Company agree that violation of the non-disparagement provision shall constitute a material violation and breach of this Agreement.
12.Cooperation. Excepting disputes between the parties, you agree to fully cooperate with and make yourself readily available to the Company, the Company’s internal legal counsel and the Company’s advisers, experts, consultants, and outside legal counsel, as the Company may
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request, to assist the Company in any matter regarding the Company and its subsidiaries and parent companies, including giving truthful testimony in connection with any government investigation or litigation (whether the Company is a plaintiff, defendant, or third-party witness), including without limit, any litigation regarding regulatory enforcement matters, potential litigation, internal investigation, or any administrative, regulatory, judicial or quasi-judicial proceedings. Other than as provided in Section 14 below, you further agree not to assist any party in maintaining any lawsuit or any other claims against the Company, its affiliates, or officers, directors, or employees of the Company or its affiliates, nor shall you induce or encourage any person or entity to do so. You agree that you will not provide any confidential information to anyone concerning the Company, its business, its affiliates, or officers, directors or employees of the Company or its affiliates, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company sufficiently in advance of such subpoena or court order to reasonably allow the Company an opportunity to object to same.
13.Legal Representation Paid by the Company. You agree, absent any conflict of interest between you and the Company, to be represented by the Company’s legal counsel in connection with any litigation, potential litigation, internal investigation, or administrative, regulatory, judicial or quasi-judicial proceedings, or pre-litigation demand against the Company or you that arises out of your employment with the Company or in connection with the performance of your duties on behalf of the Company during your employment with the Company. If a conflict of interest arises between you and the Company in any such matter, the Company agrees to pay reasonable attorneys’ fees for separate legal counsel to represent you if such separate legal counsel is acceptable to the Company; provided, however, that this obligation shall not extend to (a) any attorneys’ fees arising out of any breach by you of this Agreement or any other written agreement between you and the Company or violation of any Company written policy to which you were subject during your employment with the Company, (b) your recklessness, gross negligence, or willful misconduct, (c) any attorneys’ fees incurred in connection with any claim, action, proceeding, or demand initiated or brought by you and not by way of defense, or (d) any attorneys’ fees paid directly to you by an insurer under a policy of liability insurance maintained by the Company, its affiliates, you, or any other party.
14.Protected Activity. You understand that nothing in this Agreement prohibits you from engaging in any Protected Activity, which for purposes of this Agreement means filing a charge or complaint, or otherwise disclosing relevant information to or communicating, cooperating, or participating with, any state, federal, or other governmental agency, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board, including protected disclosure under the Defend Trade Secrets Act of 2016 described in Section 10, but excluding the disclosure of any Company attorney-client privileged communications. This Agreement does not prevent the disclosure of factual information relating to claims of sexual assault, sexual harassment, harassment or discrimination based on sex, or retaliation for filing a claim of sexual assault. You understand that you are not required to obtain prior authorization from the Company or to inform the Company prior to engaging in any Protected Activity.
15.Arbitration and Applicable Law. In the event that a dispute arises concerning the interpretation or enforcement of this Agreement, or any other related matter, you agree that any such dispute (except one brought by the Equal Employment Opportunity Commission, the National Labor Relations Board, or other comparable federal, state, or local agency) shall be submitted to binding arbitration before JAMS under its Employment Arbitration Rules &
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Procedures. A copy of the JAMS Employment Arbitration Rules and Procedures can be found online at www.jamsadr.com/rules-employment-arbitration. The Company will pay all arbitration fees and costs, except where arbitration is initiated by you in which case the Company will not pay arbitration fees and costs in excess of the amount required to file a lawsuit in state court in California. There shall be one arbitrator appointed in accordance with said rules. The arbitration will take place in the county in which you last worked for the Company. The Federal Arbitration Act shall govern the enforceability of this arbitration agreement. Otherwise, the Agreement shall be construed according to the laws of the state in which you were last employed by the Company, without giving effect to any choice of law rules or principles that may result in the application of the laws of any jurisdiction other than that of that state. The arbitrator’s award may be enforced by a court of competent jurisdiction.
Notwithstanding the requirements of this Section, either party may file in the court in the county in which an arbitration proceeding is pending (or if an arbitration proceeding has not commenced, in any proper court) an application for a provisional remedy in connection with an arbitrable controversy, if the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.
16.Miscellaneous. You and the Company agree that, except as identified in this Section and the “Confidentiality Agreement” referenced in Section 10 and 16 as to the Indemnity Agreement, this Agreement constitutes the entire agreement between you and the Company and any affiliate of the Company regarding the subject matter of this Agreement, and that this Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. You acknowledge that you have entered into this Agreement without reliance on any promise or representation, written or oral, other than those expressly contained herein, and that it supersedes any other such promises, warranties, or representations. The Agreement shall be binding upon you and the Company, and each of your respective heirs, personal representatives, successors and assigns, but neither this Agreement nor any right hereunder shall be assignable by you without the written consent of the Company. You agree that this Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and a facsimile signature or scanned image of a signature shall be deemed an original and valid signature. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable.
You acknowledge you are consulting legal counsel in connection with this Agreement. If you accept this Agreement, the Company will pay that counsel $20,000 for services rendered to you in that regard, payable within 20 days of the Effective Date, and after you supply the Company with an IRS form W-9 for that counsel. The Company will provide an IRS 1099 to you and your counsel.
The Indemnification Agreement between you and the Company, entered into on July 28, 2021, remains in effect and is incorporated herein by reference.
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17.Effective Date. If you accept this Agreement, please sign and date in the space provided below and return it by DocuSign by August 1, 2022. This Agreement shall be effective as soon as it is executed by you.

I wish you good luck in your future endeavors.

Sincerely,
Robinhood Markets, Inc.

By: /s/ Vlad Tenev
Vlad Tenev

Dated: August 1, 2022

ACCEPTED AND AGREED:

/s/ Aparna Chennapragada
Aparna Chennapragada

Dated: August 1, 2022

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ATTACHMENT A
SUPPLEMENTAL AGREEMENT

This Supplemental Agreement is being offered to you following the July 31, 2022 agreement (the “Agreement”), becoming effective.1 This Supplemental Agreement incorporates by reference all terms in the Agreement, including the definitions. By executing this Supplemental Agreement, you are now eligible to receive the consideration set forth in Section 3 of the Agreement, subject to you executing (and not revoking) this Supplemental Agreement, as provided below.

1.General Release of Claims. In consideration for receiving the Separation Benefits provided in Section 3 of the Agreement, which you acknowledge you are not otherwise entitled to, you hereby release, waive, acquit and forever discharge the Company and its past and present officers, directors, employees, investors, shareholders, agents, administrators, attorneys, predecessors, successors, parent entities, subsidiaries, divisions, assigns, and affiliates (the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, omissions, or conduct occurring at any time prior to and including the date you sign this Supplemental Agreement (the “Released Claims”). The Released Claims include, without limitation: any and all claims arising from or relating to your employment relationship with the Company and the termination of that relationship; any and all claims for wrongful discharge of employment, termination in violation of public policy, constructive discharge, negligent hiring, retention or supervision, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, unjust enrichment, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; any and all claims for wages, bonuses, commissions, overtime, vacation pay, severance pay, ownership interests in the Company or any other form of compensation of any kind, as to which you have considered and agree that there is a good-faith dispute as to whether such wages are due, and, based on this good-faith dispute, you release and waive any and all claims regarding any alleged unpaid wages and any corresponding premiums, penalties, interest, or attorneys’ fees, in exchange for the Separation Benefits provided in the Agreement; any and all claims for discrimination, harassment, and retaliation; and any all claims for attorneys’ fees and costs.
The Released Claims also include, without limitation, any and all claims arising under any federal, state or municipal constitution, statute, regulation, ordinance, and common law, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, 42 U.S.C. section 1981, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Constitution, the California Labor Code, the Private Attorneys
1     Supplemental Agreement not to be signed before January 3, 2023
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General Act (Labor Code § 2698 et seq.), any applicable California Industrial Welfare Commission Wage Order, the California Fair Employment and Housing Act, the California Family Rights Act, the Pregnancy Disability Leave law, the Healthy Workplaces Healthy Families Act of 2014, the California Worker Adjustment and Retraining Notification Act and California Business and Professions Code section 17200, the Florida Civil Rights Act, the Florida Whistleblower Act, the Florida Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim, the Florida Wage Discrimination Law, the Florida Equal Pay Law, the Florida AIDS Act, the Florida Discrimination on the Basis of Sickle Cell Trait Law, the Florida Wage Payment and Minimum Wage Statutes, the Florida Domestic Violence Leave Law, the Texas Labor Code, the Texas Payday Act, the Texas Anti-Retaliation Act, the Texas Whistleblower Act, the Texas Commission on Human Rights Act, the Texas Minimum Wage Act, the New York State Human Rights Law, the New York Executive Law, the New York Civil Practice Law and Rules, the New York Judiciary Law, the New York Corrections Law, the New York Labor Law, the New York Civil Rights Law, the New York Administrative Code, the New York City Human Rights Law, the New York Hours of Labor Law, the New York Wage Payment Law, the New York Minimum Wage Act, the New York Whistleblower Law, the New York Off-Duty Conduct Lawful Activities Discrimination Law, the New York Worker Adjustment and Retraining Notification Act, New York Paid Family Leave, the North Carolina Wage and Hour Act, the North Carolina Equal Employment Practices Act, the North Carolina General Statutes, the North Carolina Administrative Code, the Colorado Anti-Discrimination Act, the Colorado Wage Act, the Colorado Healthy Families and Workplaces Act, the Colorado Equal Pay for Equal Work Act, the Colorado Revised Statutes, the Arizona Civil Rights Act, Arizona Earned Paid Sick Time, and the Arizona Revised Statutes.
The Released Claims do not include claims which may not be released without judicial or government supervision; claims for workers’ compensation benefits or unemployment insurance benefits; claims to compensation set forth in the Agreement; any claims related to vested rights under the Company’s 401(k) plan; or any rights or claims that cannot be waived as a matter of law. In addition, nothing in this Agreement shall be construed to (i) waive claims or rights that may arise after the date you signs this agreement, including for breach of this Agreement; (ii) in any way interfere with your right and responsibility to give truthful testimony under oath; (iii) waive, limit, release, or discharge any claims under indemnification rights the you have against the Company whether pursuant to charter or governing documents (including bylaws, operating agreements and all similar documents) of any of the Company or its affiliate, any written agreement to which Employee is a party or is a third party beneficiary that provides for indemnity and/or advancement of legal fees and expenses or under any applicable general liability or other insurance policy, or (v) affect or limit your right to seek contribution or equitable indemnity against any of the Releasees or your rights as a stockholder of the Company.
You agree that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released. You represent and warrant that you have not assigned or given away any of the Released Claims.
2.Waiver of Unknown Claims. In granting the release herein, you understand and agree that this Supplemental Agreement includes a release of all claims known or unknown, suspected or unsuspected, and your release of claims is intended to release all Released Claims you may have against the Released Parties, even if you are not aware of them, and even if knowledge of the existence of the claims would have materially affected your acceptance of this Supplemental Agreement. Accordingly, you hereby expressly waive the protection of California Civil Code
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Section 1542 and any other analogous rule or principle of law. Section 1542 of the California Civil Code states:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
In the event that you do not understand the waiver of your rights under Section 1542 of the California Civil Code or its legal effect on you, you should talk to a lawyer.
3.ADEA Waiver. You understand and hereby expressly acknowledge that, by entering into this Supplemental Agreement, you are knowingly and voluntarily waiving and releasing any and all rights you may have arising under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990 (“ADEA”), which have arisen on or before the date of execution of this Supplemental Agreement (“ADEA Waiver”), and that the consideration given for the foregoing waiver is in addition to anything of value to which you were already entitled. You further acknowledge and agree that you have been advised by this writing, as required by the ADEA that: (a) you have received a disclosure from the Company that includes a description of the class, unit or group of employees covered by this employment termination program, the eligibility factors for such program, and any time limits applicable to such program and a list of job titles and ages of all employees selected for this group termination and those employees in the same job classification or organizational unit who were not selected for termination; (b) you have had at least forty-five (45) calendar days within which to consider this release before executing it (although you may choose to voluntarily execute this release earlier); (c) you are aware of the contents and significance of all the provisions of this Supplemental Agreement and knowingly and voluntarily agree to the terms of this Supplemental Agreement and intend to be legally bound by them; (d) you have seven (7) full calendar days within which to revoke this Supplemental Agreement after it is executed by you, and agree that this Supplemental Agreement shall not become effective or enforceable until this seven-day revocation period has ended; (e) to revoke this Supplemental Agreement, you must notify the Company via email to hr@robinhood.com and such notification must be received no later than 5:00 p.m. on the seventh day following the date you sign this Supplemental Agreement; (f) you have been advised in writing to have this Supplemental Agreement reviewed by counsel prior to signing it; and (g) rights or claims under the ADEA that may arise after the date this Supplemental Agreement is signed are not waived. You agree that any modifications, material or otherwise, made to this Supplemental Agreement do not restart or affect in any manner the original 45-day consideration period provided in this Section.
4.Return of Company Property. By signing below, you certify that, as of the Separation Date, you have returned to the Company and have not retained any Company property in your possession or control, in each case as located upon a reasonable and diligent search, including, without limitation, equipment, documents (in paper and electronic form), credit cards, phone cards, and any Company property that you stored in electronic form or media (including, but not limited to, any Company property stored on your personal computer, on your personal phone, USB drives or in a cloud environment). If you discover that you have retained any Company property, including but not limited to Company proprietary or confidential documents, information, or other Company property, you agree, immediately upon discovery, to contact the Company and make arrangements to promptly return the documents or information. Your timely
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return of all such Company documents, information, and other property is a condition precedent to your receipt of the Separation Benefits provided under this Agreement.
5.Miscellaneous. You and the Company agree that this Supplemental Agreement constitutes the entire agreement between you and the Company and any affiliate of the Company regarding the subject matter of this Supplemental Agreement, and that this Supplemental Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. You acknowledge that you have entered into this Supplemental Agreement without reliance on any promise or representation, written or oral, other than those expressly contained herein, and that it supersedes any other such promises, warranties or representations. The Supplemental Agreement shall be binding upon you and the Company, and each of your respective heirs, personal representatives, successors and assigns, but neither this Supplemental Agreement nor any right hereunder shall be assignable by you without the written consent of the Company. You agree that this Supplemental Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and a facsimile signature or scanned image of a signature shall be deemed an original and valid signature. If any provision of this Supplemental Agreement is determined to be invalid or unenforceable, in whole or in part, this will not affect any other provision of this Supplemental Agreement and the provision in question shall be modified by the court so as to be rendered enforceable.
6.Effective Date. If you accept this Supplemental Agreement, please sign and date this Supplemental Agreement in the space provided below and return it by DocuSign. This Supplemental Agreement shall be effective as of the eighth (8th) day after it is executed by you.

I wish you good luck in your future endeavors.

Sincerely,
Robinhood Markets, Inc.

By:________________________
Vlad Tenev

Accepted and Agreed:
___________________________
Aparna Chennapragada

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